Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Jurisdiction of Incorporation or Formation

3055855 Nova Scotia Company	Canada

514713 N.B. Inc.	Canada

Afara Websystems, Inc.	Delaware

Beduin Nova Scotia Company	Canada

Belle Gate Investment B.V.	Netherlands

Blue Spruce Networks, Inc.	Delaware

Chili!Soft, Inc.	California

Clustra Systems Inc.	Delaware

Clustra Systems Limited	United Kingdom

Cobalt Networks B.V.	Netherlands

Cobalt Networks GmbH	Germany

Cobalt Networks Inc.	Delaware

Cobalt Networks K.K.	Japan

Cobalt Networks (UK) Limited	United Kingdom

Cobalt Progressive Systems, Inc.	Delaware

Dakota Scientific Software, Inc.	South Dakota

Diba, Inc.	Delaware

Ed Learning Systems, Inc.	Tennessee

e-tech, inc.	Tennessee

Forte Software Canada, Ltd.	Canada

Forte Software (UK) Limited	United Kingdom

grapeVine Technologies, L.L.C.	Delaware

HighGround Systems, Inc.	Delaware

HighGround Systems International, Inc.	Delaware

InfraSearch, Inc.	Delaware

Innosoft International, Inc.	California

Integrity Arts, Inc.	California

i-Planet, Inc.	California

ISOPIA Company	Canada

ISOPIA Corp.	New York

ISOPIA Limited	United Kingdom

JCP Computer Services Limited	United Kingdom

Lighthouse Design Ltd.	Maryland

Lighthouse Design R&D Corporation	California

LSC, Incorporated	Minnesota

MaxStrat Corporation	California

NetDynamics International, Inc.	California

Niwot Acquisition Corp.	Delaware

Pirus Networks, Inc.	Delaware

Pixo, Inc.	Delaware

Pixo Europe Ltd.	United Kingdom

Sarrus Software, Inc.	California

Solaris Assurance, Inc.	Bermuda

Solaris Corporation	California

Solaris Indemnity, Ltd.	Bermuda

Star Division Corporation	California

Star Office Software Entwicklungs GmbH	Germany

Sun Microsystems AB	Sweden

Sun Microsystems AO	Russia

Sun Microsystems AS	Norway

Sun Microsystems Australia Pty. Ltd.	Australia

Sun Microsystems (Barbados), Ltd.	Barbados

Sun Microsystems Belgium N.V./S.A.	Belgium

Sun Microsystems Benelux B.V.	Netherlands

Sun Microsystems (Bilgisayar Sistemleri) L.S.	Turkey

Sun Microsystems Capital, LLC	Delaware

Sun Microsystems Capital Investments Plc	Gibraltar

Sun Microsystems (China) Co., Ltd.	People’s Republic of China

Sun Microsystems China Ltd.	Hong Kong

Sun Microsystems Consulting Limited	People’s Republic of China

Sun Microsystems Czech s.r.o.	Czech Republic

Sun Microsystems Danmark A/S	Denmark

Sun Microsystems de Argentina S.A.	Argentina

Sun Microsystems de Chile, S.A.	Chile

Sun Microsystems de Colombia, S.A.	Colombia

Sun Microsystems de Mexico, S.A. de C.V.	Mexico

Sun Microsystems de Venezuela, S.A.	Venezuela

Sun Microsystems Distributions International, Inc.	California

Sun Microsystems do Brasil Industria e Comericio Ltda.	Brazil

Sun Microsystems (Egypt) LLC	Egypt

Sun Microsystems Europe Properties B.V.	Netherlands

Sun Microsystems Europe Properties, Inc.	California

Sun Microsystems Exchange, Inc.	Delaware

Sun Microsystems Federal, Inc.	California

Sun Microsystems Finance K.K.	Japan

Sun Microsystems Finance, LLC	Delaware

Sun Microsystems France S.A.	France

Sun Microsystems Ges.m.b.H	Austria

Sun Microsystems GmbH	Germany

Sun Micorsystems (Hellas) S.A.	Greece

Sun Microsystems Holdings Limited	United Kingdom

Sun Microsystems Hungary Computing Limited Liability Company	Hungary

Sun Microsystems Iberica, S.A.	Spain

Sun Microsystems India Private Limited	India

Sun Microsystems Intercontinental Operations	California

Sun Microsystems International B.V.	Netherlands

Sun Microsystems International Holding B.V.	Netherlands

Sun Microsystems International, Inc.	California

Sun Microsystems Ireland Limited	Ireland

Sun Microsystems Israel Ltd.	Israel

Sun Microsystems Italia S.p.A.	Italy

Sun Microsystems K.K.	Japan

Sun Microsystems Korea, Ltd.	South Korea

Sun Microsystems Limited	United Kingdom

Sun Microsystems LLC	California

Sun Microsystems Luxembourg SARL	Luxembourg

Sun Microsystems Malaysia Sdn. Bhd.	Malaysia

Sun Microsystems Management Services Corporation	California

Sun Microsystems (Middle East) B.V.	Netherlands

Sun Microsystems Nederland B.V.	Netherlands

Sun Microsystems (NZ) Limited	New Zealand

Sun Microsystems of California, Inc.	California

Sun Microsystems of California Limited	Hong Kong

Sun Microsystems of Canada Inc.	Canada

Sun Microsystems Oy	Finland

Sun Microsystems Philippines, Inc.	Philippines

Sun Microsystems Poland Sp.z.o.o	Poland

Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems Products, Ltd.	People’s Republic of China
Sun Microsystems Properties, Inc.	California
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems Risk Management, Inc.	California
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Slovakia, s.r.o	Slovak Republic
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems Superannuation Nominees Pty. Ltd.	Australia
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems Technology Pty. Ltd.	Australia
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
SunSoft, Inc.	California
SunSoft International, Inc.	California
Sun TSI Subsidiary, Inc.	Delaware
Terraspring, Inc.	Delaware
Terraspring (Private) Limited	Pakistan
Trustbase Limited	United Kingdom